NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
CAREMARK RX, INC.
for
$29.25 in Cash,
0.426 of a Share of Common Stock
(together with the associated preferred stock purchase rights) and of
EXPRESS SCRIPTS, INC.

and an additional $0.00481 in cash per day beginning on April 1, 2007 until the earlier of
(A) Express Scripts’ acceptance for exchange of Caremark Shares or (B) forty-five (45) days following the later of (i) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or, (ii) if applicable, termination of any agreement with the Federal Trade Commission not to accept shares of Caremark common stock for exchange

Pursuant to the Prospectus/Offer to Exchange dated March 9, 2007
(Not be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 17, 2007, UNLESS THE OFFER IS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF EXPRESS SCRIPTS’ OFFER TO EXCHANGE, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

The Exchange Agent for the Offer is:

National City Bank

By Mail:	By Overnight Courier:
National City Bank	National City Bank
Shareholder Services Operations	Shareholder Services Operations
P.O. Box 92301	Third Floor — North Annex
Cleveland, Ohio 44193-0900	4100 West 150th Street
Cleveland, Ohio 44135-1385

For Assistance Call:
(800) 622-6757

For Eligible Institutions Only, Facsimile:
(216) 257-8508

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form (including the original YELLOW Notice of Guaranteed Delivery previously circulated with the prospectus/offer to exchange dated January 16, 2007), must be used by stockholders desiring to tender Caremark Shares (as defined below) pursuant to the Offer (as defined below) if certificates evidencing shares of common stock of Caremark Rx, Inc., a Delaware corporation (“Caremark”), par value $0.001 per share (the “Caremark Shares”), are not immediately available or cannot otherwise be delivered with all other required documents to National City Bank (the “Exchange Agent”) prior to the expiration date of the Offer or if the procedure for book-entry transfer cannot be completed on a timely basis.

To tender Caremark Shares, this Notice of Guaranteed Delivery must be delivered to the exchange agent (the “Exchange Agent”) at one of its addresses set forth above by the expiration date of the Offer. Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission to a facsimile number other than the one listed above will not constitute valid delivery to the Exchange Agent. Please see the section entitled “The Exchange Offer — Procedure for Tendering” of the Prospectus/Offer to Exchange, dated March 9, 2007 (the “Prospectus/Offer to Exchange”).

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Express Scripts, Inc., a Delaware corporation (“Express Scripts”), upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange, dated March 9, 2006, and the revised BLUE related Letter of Transmittal (which together, as amended, supplemented or modified from time to time, constitute the “Offer”) receipt of which is hereby acknowledged, the number of Caremark Shares set forth below, pursuant to the guaranteed delivery procedure. Please see the section entitled “The Exchange Offer — Procedure for Tendering” of the Prospectus/Offer to Exchange.

Number of Shares: _ _

Certificate Nos. (If Available): _ _

☐  Check this box if Shares will be delivered by book-entry transfer:

Book-Entry Transfer Facility

Account No. _ _

(Signature(s) of Holder(s))

Dated: _ _ , 2007

(Please Type or Print)

(Address)

(Zip Code)

(Daytime Area Code And Telephone No.)

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Caremark Shares exactly as their name(s) appear on the certificate for the Caremark Shares, or, if tendered by a The Exchange Agent Trust participant, exactly as such participant’s name appears on a security position listing as the owner of the Caremark Shares, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery.

Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting as a fiduciary or in a representative capacity.

THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Exchange Agent either certificates representing the Caremark Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Caremark Shares into the Exchange Agent’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Caremark Shares in the Exchange Agent’s account at The Depository Trust Company, together with an Agent’s Message (as defined in the Prospectus/Offer to Exchange), in each case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery (as defined in the Prospectus/Offer to Exchange) after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Share Certificates to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _ _
(Authorized Signature)

Address: _ _	Name: _ _
(Please Type or Print)

Title: _ _
(Zip Code)

Area Code and Tel. No.: _ _	Dated: _ _, 2006

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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